UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2023

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave., Suite 1800 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Sale of Unregistered Securities

On February 28, 2023, Enviva Inc. (the “Company”) and certain accredited investors (the “Investors”), including Ralph Alexander, a director of the Company, entered into subscription agreements (the “Subscription Agreements”) to sell shares of Series A Preferred Stock of the Company, par value $0.001 per share (“Preferred Shares”), in a private placement for gross proceeds of $250 million (the “Private Placement”). On March 22, 2023, the Company and Mr. Alexander entered into an amendment to Mr. Alexander’s Subscription Agreement, which amended the number of Preferred Shares of the Company to be purchased by Mr. Alexander and reduced the gross proceeds of the Private Placement to the Company by $0.9 million to $249.1 million. On March 20, 2023, the Company closed the Private Placement. In connection with such closing, the Company issued 6,605,671 Preferred Shares, effective March 20, 2022, and received gross proceeds of $249.1 million.

Certificate of Designations

On March 20, 2023, the Company filed a Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Designations, each Preferred Share is convertible into one share of common stock of the Company, par value $0.001 per share (“Common Stock”), subject to adjustment for any stock dividends, splits, combinations, and similar events, and will automatically convert into shares of Common Stock upon shareholder approval of the conversion by a majority of the votes cast, which is expected to be obtained on or before June 15, 2023. The holders of the Preferred Shares are entitled to participate equally and ratably with the holders of the Common Stock in all dividends or other distributions on the shares of Common Stock. The Preferred Shares rank senior in preference and priority to all classes or series of Common Stock with respect to dividend rights and rights upon liquidation, dissolution, or winding up of the Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Registration Rights Agreement

On March 20, 2023, in connection with the closing of the Private Placement, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file and maintain a registration statement with respect to the resale of shares of Common Stock issuable upon conversion of the Preferred Shares on the terms set forth therein. The Registration Rights Agreement also provides certain Investors with customary piggyback registration rights.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Certificate of Designations of the Series A Preferred Stock of the Company, dated March 20, 2023.

4.2	Registration Rights Agreement, dated March 20, 2023, by and among the Company and the Investors named therein.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2023

ENVIVA INC.

By:	/s/ Jason E. Paral
Name:	Jason E. Paral
Title:	Senior Vice President, General Counsel, and Secretary

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